Exhibit 4.1

SHARES

NUMBER

C-

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 65488A101

NKGEN BIOTECH, INC.

COMMON STOCK

THIS CERTIFIES THAT is the owner of fully paid and non-assessable shares of common stock, par value $0.0001 per share (the “Common Stock”), of NKGen Biotech, Inc., a Delaware corporation (the “Company”), transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

Witness the facsimile signature of a duly authorized signatory of the Company.

Authorized Signatory	Transfer Agent

NKGEN BIOTECH, INC.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s Second Amended and Restated Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM —	as tenants in common	UNIF GIFT MIN ACT—	______ (Cust)	Custodian	________ (Minor)
TEN ENT —	as tenants by the entireties
JT TEN —	as joint tenants with right of survivorship and under Uniform Gifts to Minors Act not as tenants in common (State)

Additional abbreviations may also be used though not in the above list.

For value received,       hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

shares of Common Stock represented by the within Certificate, and hereby irrevocably constitutes and appoints

Attorney to transfer the said shares of Common Stock on the books of the within named Company with full power of substitution in the premises.

Dated
Notice: The signature(s) to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE

GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND

LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN

APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,

PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE

ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE).